                                                                    Exhibit 10.3

                              BROADCOM CORPORATION

                         NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Broadcom Corporation (the "Corporation"):

      Optionee:
      Grant Date:
      Vesting Commencement Date:
      Exercise Price:                     $ per share
      Number of Option Shares:
      Expiration Date:
      Type of Option:                     Incentive Stock Option or
                                          Non-Statutory Stock Option

      Exercise Schedule: The Option shall become exercisable in forty-eight (48) successive equal monthly installments upon Optionee's completion of each additional month of Service over the forty-eight (48) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices. The Option shall also be governed by the terms of the Addendum attached hereto as Exhibit C that will provide Optionee with certain additional benefits in the event Optionee's employment with the Corporation terminates under certain prescribed circumstances.

No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.


Date:
      ----------------------

BROADCOM CORPORATION                      --------------------------------------
                                          Optionee
By:
    ------------------------------------  --------------------------------------
                                          Address

                                          --------------------------------------

Attachments: A - Stock Option Agreement; B - Plan Summary and Prospectus C- Addendum to Stock Option Agreement